STANDEX INTERNATIONAL CORPORATION ● SALEM, NH 03079 ● TEL (603) 893-9701 ● FAX (603) 893-7324 ● WEB www.standex.com

Contact:

Thomas DeByle, CFO

FOR IMMEDIATE RELEASE

(603) 893-9701

e-mail:  InvestorRelations@Standex.com

STANDEX SIGNS DEFINITIVE AGREEMENT
TO SELL AIR DISTRIBUTION PRODUCTS GROUP

Transaction Expected to Close in Approximately 30 Days

SALEM, NH – February 22, 2012 . . . . Standex International Corporation (NYSE:SXI) today signed a definitive agreement to sell its Air Distribution Products Group to Blue Wolf Capital Partners, a private equity firm.  Standex had previously announced its intention to divest the Group.  The transaction is expected to close in approximately 30 days, and no regulatory approvals are needed.

“The sale of the ADP Group is in line with our Focused Diversity strategy of investing in businesses that provide value-added and technically driven customer solutions,” said President and CEO Roger Fix.  “We believe these businesses provide superior returns and enhance shareholder value.  The divestiture of ADP improves our overall profit margin and asset return profile and allows us to focus our time and resources on our strategic businesses.  We thank ADP’s employees for their contributions to Standex and wish them future success.”

As a result of the expected divestiture, Standex anticipates reporting charges in the range of $0.18 to $0.23 per share, post-tax, in discontinued operations during the current third quarter of fiscal 2012.

About Standex

Standex International Corporation is a multi-industry manufacturer in four broad business segments: Food Service Equipment Group, Engineering Technologies Group, Engraving Group and Electronics and Hydraulics Group with operations in the United States, Europe, Canada, Australia, Singapore, Mexico, Brazil, Argentina, Turkey, South Africa, India and China.  For additional information, visit the Company's website at www.standex.com.

Safe Harbor Language

Statements in this news release include, or may be based upon, management's current expectations, estimates and/or projections about the sale of the ADP Group and Standex's markets, industries and financial performance.  These statements are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Actual results may materially differ from those indicated by such forward-looking statements as a result of certain risks, uncertainties and assumptions that are difficult to predict.  Among the factors that could cause actual results to differ are, with respect to the sale, the ability of the parties to fulfill all closing conditions and with respect to the Company, the impact of implementation of government regulations and programs affecting our businesses, unforeseen legal judgments, fines or settlements, uncertainty in conditions in the financial and banking markets, general domestic and international economy including more specifically increases in raw material costs, the ability to substitute less expensive alternative raw materials, the heavy construction vehicle market, the new residential construction market, the ability to continue to successfully implement productivity improvements, increase market share, access new markets, introduce new products, enhance our presence in strategic channels, the successful expansion and automation of manufacturing capabilities and diversification efforts in emerging markets, the ability to continue to achieve cost savings through lean manufacturing, cost reduction activities, and low cost sourcing, effective completion of plant consolidations,  successful completion and integration of future acquisitions and the other factors discussed in the Annual Report of Standex on Form 10-K for the fiscal year ending June 30, 2011, which is on file with the Securities and Exchange Commission, and any subsequent periodic reports filed by Standex with the Securities and Exchange Commission.  In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date.  While Standex may elect to update forward-looking statements at some point in the future, Standex and management specifically disclaim any obligation to do so, even if management's estimates change.